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                                                                 EXHIBIT (3)(ii)

                                   BYLAWS OF

                        FEDERAL REALTY INVESTMENT TRUST

                           ARTICLE I.  SHAREHOLDERS

     Section 1.1.  Notice of Shareholder Meetings.  Notice of each annual
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meeting of shareholders, stating the date, place and purposes of the meeting, shall be given by the President to each shareholder at least ten (10) days and not more than sixty (60) days before any such meeting. Notice for any special meeting of shareholders shall be sent within a reasonable period of time after the request for such meeting has been made in accordance with the requirements set forth in the Declaration of Trust and shall be held at such place and on such date as the Trustees shall designate in the notice.

     Section 1.2.  Adjourned Meetings of Shareholders.  Any meeting of
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shareholders may be adjourned from time to time by a majority of the votes properly cast upon the matter, whether or not a quorum is present, and such meeting may be reconvened without notice other than that given at such meeting. At any reconvened session of the meeting at which there shall be a quorum any business may be transacted which might have been transacted at the meeting as originally noticed.
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     Section 1.3.  Voting by Proxy.  At any meeting of shareholders, a
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shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Trust before or at the time of the meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

     Section 1.4.  Treatment of Abstentions and Broker Non-Votes.  Votes which
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are marked as abstentions at a shareholders' meeting will count for the purposes of determining a quorum, and will be included in the calculation of a vote, in respect of each proposal before the shareholders. Votes at a shareholders' meeting on non-routine matters for New York Stock Exchange, Inc. purposes where a broker does not cast a vote on behalf of the party for which it acts as nominee (which are known as "broker non-votes") will be counted for quorum purposes but not for purposes of a vote.

     Section 1.5.  Inspectors of Election.  In advance of any meeting of
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shareholders, the Board of Trustees may appoint any person other than a nominee for Trustee as an inspector of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one (1) or three
(3). Any such appointment shall not be altered at the meeting for which such appointment has been made. If inspector(s) of election are

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not so appointed, the President may, or on the request of the holders of not less than ten percent (10%) of the Shares present in person or by proxy at the meeting and entitled to vote thereat, the President shall, make such appointment at the meeting. If inspector(s) are appointed at the meeting upon request of the shareholders, the majority of votes cast shall determine whether one (1) or three (3) inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act as an inspector, the vacancy may be filled by appointment by the Board of Trustees in advance of the meeting or at the meeting by the President.

     The duties of such inspector(s) shall include: determining the number of Shares outstanding and the voting power of each Share, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with rights to vote; counting and tabulating all votes, ballots or consents; determining the result of any vote; and such other acts as may be proper to conduct the election or vote with fairness to all shareholders.

     Section 1.6.  Notice of Shareholder Proposals.  (a) At an annual meeting of
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the shareholders, only such business shall be conducted and only such proposals shall be acted upon as shall have been brought before the annual meeting (i) by, or at the

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direction of, the Board of Trustees or (ii) by any shareholder of record of the
Trust who complies with the notice procedures set forth in this Section 1.5 of these Bylaws. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Trust not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Trust's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of Shares of the Trust which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial interest of the shareholder in such proposal.

     (b) If the presiding officer of the annual meeting determines that a shareholder proposal was not made in accordance with the terms of this Section 1.5, he shall so declare at the

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annual meeting and any such proposal shall not be acted upon at the annual meeting.

     (c) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers of the Trust or Trustees and committees of the Board of Trustees, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided in this Section 1.5.

     (d) Any shareholder seeking to bring a proposal before an annual meeting of the Trust shall continue to be subject, to the extent applicable, to the requirements of Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, as well as the requirements of this
Section 1.5 and Section 7.2 of the Declaration of Trust.

     Section 1.7.  Record Date for Consent Solicitation.  In order that the
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Trust may determine the shareholders entitled to consent to action in writing without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which date shall not be more than ten
(10) days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees. Any shareholder of record seeking to have the shareholders authorize

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or take action by written consent shall, by written notice to the Secretary of the Trust, request the Board of Trustees to fix a record date. The Board of Trustees shall promptly, but in all events within ten (10) days of the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Trustees within ten (10) days of the date on which such a request is received and no prior action by the Board of Trustees is required by applicable law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Trust by delivery to its registered office in the District of Columbia, its principal place of business, or an officer or agent of the Trust having custody of the book in which proceedings of shareholders meetings are recorded, in each case to the attention of the Secretary of the Trust. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Trustees within ten (10) days of the date on which such a request is received and prior action by the Board of Trustees is required by applicable law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Trustees adopts the resolution taking such prior action.

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                             ARTICLE II.  TRUSTEES

          Section 2.1.  Regular Meetings of Trustees.  A regular meeting of the
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Board of Trustees shall be held without further notice than this Bylaw on the same day as the annual meeting of shareholders either at the same place as such meeting or at the Trust's principal offices. The Board of Trustees may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than the adoption of such resolutions.

          Section 2.2.  Adjourned Meetings of Trustees.  Any meeting of the
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Trustees may be adjourned from time to time by a vote of the majority of
Trustees present at such meeting, whether or not a quorum is present, and such meeting may be reconvened without notice other than that given at such meeting. At any reconvened session of a meeting at which there shall be a quorum any business may be transacted which might have been transacted at the meeting as originally noticed.

          Section 2.3.  Presumption of Assent.  A Trustee who is present at a
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meeting of the Board of Trustees at which action on any matter is taken shall be presumed to have assented to the action taken unless he shall have requested the secretary of the meeting to enter his dissent or abstention in the minutes of the meeting.

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          Section 2.4.  Trustee Nominations.  Nominations for the election of
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Trustees may be made by the Board of Trustees or a nominating committee appointed by the Board of Trustees or by any shareholder entitled to vote in the election of Trustees generally. However, any shareholder entitled to vote in the election of Trustees generally may nominate one or more persons for election as Trustees at a meeting only if written notice of such shareholder's intent to make such a nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Trust not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Trustees, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth:
(a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Trust entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant

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to which the nomination or nominations are to be made by the shareholder;  (d)
such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and
(e) the consent of each nominee to serve as a Trustee of the Trust if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                            ARTICLE III.  OFFICERS

          Section 3.1.  Election.    The officers of the Trust shall be elected
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by the Trustees.  There shall be a President and a Secretary, in each case elected by the Trustees. In addition, the Trustees may also elect such additional officers, including vice-presidents, one (1) or more assistant secretaries, a treasurer and one (1) or more assistant treasurers, as they may designate. All officers of the Trust shall exercise such powers and perform such duties as the Trustees may determine from time to time, in addition to those provided in these Bylaws. The President shall be a Trustee, but no other officers need be Trustees.

          Section 3.2.  Term of Office.   The officers of the Trust shall be
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elected by the Trustees at such intervals as the

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Trustees may determine, and shall hold office until death, resignation or removal, or until their successors are elected and qualify. Any officer may be removed at any time by the affirmative vote of two-thirds of the full Board of Trustees taken at any regular or special meeting of the Trustees, without prejudice to any contractual rights which such officer may have. Any vacancy occurring in the office of President of the Trust shall be filled by the Trustees.

          Section 3.3.  President.  The President, who shall be a Trustee, shall
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be the chief executive officer of the Trust, shall preside at all meetings of the shareholders and of the Trustees, shall have general management and supervision of the business and affairs of the Trust, and shall see that all orders and resolutions of the Trustees are carried into effect. The President shall have the authority to execute bonds, mortgages, documents and other contracts of the Trust, and the power to delegate such authority to other officers of the Trust on the terms and under the circumstances as he shall determine.

          Section 3.4.  Secretary.  The Secretary shall keep minutes of all
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meetings of the Trustees, shall have custody of the seal of the Trust, and generally shall perform the duties usually performed by a secretary of a corporation, including certifying as to Trust resolutions and other documents.

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          Section 3.5.  Succession.  The Trustees shall from time to time
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determine the order in which officers of the Trust shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, except that if any such officer is not a Trustee, he shall not preside at meetings of the shareholders or of the Trustees.

                           ARTICLE IV.  INVESTMENTS

          Section 4.1.  Restrictions on Investments.  The Trust shall not:
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          (a) invest in commodities, foreign currencies of chattels, except as required in the day-to-day business of the Trust or in connection with its investments;

          (b) invest in contracts for sale of Real Property in excess of a value of one percent (1%) of all of the Trust's Property; provided, however, that nothing in this Section 4.1. shall prevent the holding of contracts of sale as security for loans made by the Trust and the ownership of such contracts of sale upon foreclosure of, or realization upon, such security interests, and contracts of sale so held or owned shall be excluded from the computation required by this
Section 4.1(b);

          (c) engage in any short sale;

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          (d) engage in trading as compared with investment activities, or engage in the business of underwriting or agency distribution of Securities issued by others; provided that this prohibition shall not prevent the Trust from acquiring Securities as permitted herein, in circumstances where if such Securities were sold the Trust might be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and the rules and regulations thereunder, and provided further that this prohibition shall not prevent the Trust from selling participations in Mortgage loans or interests in Real Property;

          (e) hold property primarily for sale to customers in the ordinary course of the trade or business of the Trust, but this prohibition shall not be construed to deprive the Trust of the power to sell any property (including divided or undivided interests in such property) which it owns at any time;

          (f) invest more than ten percent (10%) of the total value of the Trust's Property in the ownership of, or participations in the ownership of, unimproved non-income-producing Real Property, or in Mortgage loans (other than development or construction loans) secured by Mortgages upon unimproved non-income-producing Real Property, excluding Real Property which is being developed or will be developed within a reasonable period;

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          (g) invest more than ten percent (10%) of the total value of the
Trust's Property in junior Mortgage loans, including wraparound Mortgage loans but excluding junior Mortgage loans where the Trust either holds a first Mortgage loan on Real Property subject to the junior Mortgage loan in question, or a participation in a first Mortgage loan thereon which is pro rata no less than the participation of the Trust in the junior Mortgage loan in question;

          (h) invest in equity Securities (except Securities acquired as additional consideration in connection with Mortgage loans made by the Trust or leases of Real Property owned by the Trust) issued by any corporation or other trust which, to the actual knowledge of the Trustees, is then holding investments or engaging in activities prohibited to the Trust;

          (i) invest in bullion;

          (j) enter into contracts or other documents evidencing obligations of the Trust unless such contract complies with Section 8.3 of the Declaration of Trust;

          (k) issue debt Securities (other than: (a) commercial paper having a maturity not in excess of two hundred seventy (270) days from its issuance, or
(b) Securities issued in a transaction exempt from registration under the Securities Act of

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1933, as from time to time amended, as a transaction by an issuer not involving any public offering) unless the historical cash flow, or the substantiated future cash flow of the Trust, giving effect to the receipt of and investment of the proceeds of the offering of debt Securities (excluding in each case extraordinary items), is sufficient in the opinion of the Trustees to cover the interest on such debt Securities. The Trustees shall receive and may rely upon a certificate of a financial officer of the Trust as to the computations contemplated by the preceding sentence prior to issuing such debt Securities;

          (l) invest in any Real Property which is subject to a Mortgage or other encumbrance to other than a bank, insurance company, pension fund, institutional lender or corporation engaged in the business of Mortgage investments, except in the case of a purchase money Mortgage;

          (m) invest in any Mortgage on unimproved Real Property or in any Mortgage other than a first Mortgage not in a greater percentage of value as confirmed by a competent independent appraiser, than permitted under local law to a savings and loan association.

          Section 4.2.  Investment Criteria.  The following are the Investment
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Criteria of the Trust:

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          (a) Shopping Centers - The minimum size for a shopping center is one
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hundred thousand (100,000) square feet, unless the center is adjacent to an existing Trust property or part of a multiple property purchase.

          (b) Apartment Buildings - The minimum size for an apartment building
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is two hundred (200) units.

          (c) Geographic Limitations - Investments will only be made in
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properties located within a fifty (50) mile radius of major metropolitan areas with a minimum population of one hundred fifty thousand (150,000), except for apartment buildings which will only be acquired within a two hundred (200) mile radius of Washington, D.C.

          (d) New Development of Shopping Centers - New development of shopping
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centers is authorized and raw land may be acquired for the sole purpose of new development of shopping centers.

          (e) Partial Interest - No less than a fifty-one percent (51%) interest
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in any property will be acquired, unless such lesser interest has total control over financing, operations, sale, and other matters relating to the business conducted on the property.

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          (f) Other Real Property - Acquisition is authorized for existing low-
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rise buildings located in urban and suburban areas that serve densely populated and stable residential communities, providing the Trust's ultimate intended use of the building is primarily retail.

          Any person covered by Section 8.9 of the Declaration of Trust who desires to acquire a property which meets the Investment Criteria of the Trust must either notify the President of the Trust of the proposed acquisition so that it may be considered at the next regularly scheduled or special meeting of the Trustees or include in the purchase contract relating to such property a stipulation that the Trust has the right of first refusal regarding the property and may be the purchaser.

                        ARTICLE V.  GENERAL PROVISIONS

          Section 5.1.  Capitalized Terms.  Except as otherwise provided herein,
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the capitalized terms used in these Bylaws shall have the same meanings in
Section 1.4 of the Trust's Third Amended and Restated Declaration of Trust.

          Section 5.2.  Amendment.  These Bylaws may be amended, modified,
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repealed, or added to only by vote of at least two-thirds (2/3) of the Trustees, such vote to be given at a meeting of the Trustees for which at least forty-eight (48) hours notice

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was given specifying the proposed change to these Bylaws, unless such change is approved by the written consent of all of the Trustees.

          Section 5.3.  Severance.  All provisions of these Bylaws shall be
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construed, insofar as possible, as supplemental to and consistent with the
Declaration of Trust. If any Section, clause or provision of these Bylaws, or the application thereof, shall be held to be invalid by any federal or state court having jurisdiction over the issue, such invalidity shall not affect any other Section, clause or provision of these Bylaws or their application, except to the extent necessary to comply with the determination of such court.

          Section 5.4.  Lost, Mutilated or Destroyed Certificates.  The Trust
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shall issue a new certificate to replace a previously issued certificate which has been lost, mutilated or destroyed upon receipt of an affidavit from the registered owner of such certificate reciting the facts and circumstances regarding such loss, mutilation or destruction and a bond sufficient to indemnify the Trust against any claim that may be made against it on account of such loss, mutilation or destruction.

          Section 5.5.  Inspection of Trust Records.  The share register, the
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books of accounts and the minutes of the proceedings of the Trust's shareholders and its Trustees shall be

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open at any reasonable time during normal business hours upon the demand of any person who is the record owner of ten percent (10%) or more of the outstanding Shares. Such inspection may be made in person or by an agent or attorney and only for a purpose reasonably related to such shareholder's interests as a shareholder. Demand of inspection other than at a shareholder's meeting shall be made in writing delivered to the Trust.

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          Section 5.6.  Effective Date.  These Bylaws have been adopted by the
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Trustees effective at the close of business on February 11, 1985.


Amended on:                      April 28, 1986
                                 September 10, 1990
                                 August 3, 1994
                                 November 30, 1994
                                 September 11, 1996
                                 May 6, 1998

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